UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2019

TRICIDA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2019, Tricida, Inc. (the “Company”), as borrower, Hercules Capital, Inc., as administrative agent (in such capacity, the “Agent”), and each of the financial institutions party thereto as lenders, entered into the Third Amendment to Loan and Security Agreement (the “Amendment”), which amended certain terms of the Loan and Security Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment to Loan and Security Agreement and First Amendment to Warrants dated as of April 10, 2018, and that certain Second Amendment to Loan and Security Agreement, dated as of October 15, 2018, the “Prior Loan Agreement”; the Prior Loan Agreement as amended by the Amendment, the “Loan Agreement”), by and among the Company, the lenders party thereto and the Agent. The Amendment modifies the Prior Loan Agreement, including, among other things, to increase the amount available under the Loan Agreement from up to $100.0 million to up to $200.0 million, to be funded in tranches, subject to certain performance-based milestones, and to extend the maturity of the loans thereunder. Under the terms of the Amendment, the first two tranches in an aggregate principal amount of $40.0 million funded under the Prior Loan Agreement remain outstanding. A third tranche in the amount of $20.0 million will be available for drawdown through December 15, 2019. A fourth tranche in the amount of $15.0 million will be available for drawdown through December 15, 2020. A fifth tranche in the amount of $75.0 million will be available during the period beginning on January 1, 2020 through December 15, 2020 on the condition that the Company obtains final approval from the United States Food and Drug Administration (“FDA”) for the New Drug Application (“NDA”) for TRC101 on or before December 15, 2020. A sixth tranche, in the amount of $50.0 million, will be available for borrowing on or before December 15, 2021, upon request by the Company and the approval of Agent’s investment committee. The Amendment extends the maturity date to April 1, 2023, which date may be extended to April 1, 2024 if the fifth tranche described above is drawn.
Under the Loan Agreement, the loans bear interest at a floating per annum interest rate equal to the greater of either (i) 8.35% or (ii) the lesser of (x) 8.35% plus the prime rate as reported in The Wall Street Journal minus 6.00% and (y) 9.85%. At the option of the Company, the Company may reduce the cash interest rate by up to 1.50% and make payment-in-kind interest payments at a rate calculated pursuant to the terms of the Loan Agreement. The interest rate may further be decreased by up to an additional 1.15%, subject to achievement of milestones based on the aggregate amount of cumulative TRC101 (veverimer) product revenue, if approved.
The loan repayment schedule provides for interest only payments until April 1, 2021 (the “Amortization Date”), followed by consecutive equal monthly amortization payments of principal and interest through the maturity date. Subject to conditions in the Loan Agreement, the Amortization Date may be deferred for up to two 12-month periods. The Loan Agreement also provides for a payment of an additional amount of (A) $2.62 million, due on March 1, 2022 and (B) the product of 7.55% and the aggregate loans funded under the Loan Agreement, due at maturity or on any earlier date on which the loans become due. At the Company’s option, the Company may elect to prepay all or a portion of the outstanding loans by paying the entire principal balance (or such portion thereof) and all accrued and unpaid interest thereon plus a prepayment charge equal to the following percentage of the principal amount being prepaid: (i) 2.0% if prepaid during the first 12 months following the effective date of the Amendment, (ii) 1.5% if prepaid after 12 months but prior to 24 months following the effective date of the Amendment, (iii) 1.0% if prepaid after 24 months but prior to 36 months following the effective date of the Amendment and (iv) zero if prepaid any time after 36 months following the effective date of the Amendment but prior to the Maturity Date. Proceeds from the loans are to be used for general corporate purposes.
In connection with the Amendment and pursuant to the terms of the Loan Agreement, the Company issued to Hercules Capital, Inc. and Hercules Technology III, L.P warrants (each, an “Amendment Warrant”) to purchase an aggregate of 16,721 shares of the Company’s common stock at an exercise price of $23.92 per share (the “Exercise Price”). In connection with each subsequent draw down under the third tranche through the sixth tranche described above and subject to adjustment for stock splits, dividends, combinations and the like, the Company will issue additional warrants to purchase a number of shares of the Company’s common stock determined by dividing (x) an amount equal to 1.0% of the principal amount of the applicable tranche by (y) the Exercise Price (each, a “Supplemental Amendment Warrant”). Each of the Amendment Warrants was issued, and each of the Supplemental Amendment Warrants will be issued, and the shares issuable upon exercise of each such Amendment Warrant and Supplemental Amendment Warrant, as applicable, will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws. The foregoing description of the Amendment Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Warrants filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
The Amendment contains certain financial covenants effective upon the drawdown of the fifth tranche. The Amendment also provides for certain terms and conditions by which the Company is bound, including without limitation, restrictions on liens and indebtedness, payment of cash dividends, asset dispositions, guaranties and mergers. The Amendment reaffirms the grant of a security interest in favor of the Agent in substantially all of the Company’s assets, except for the Company’s intellectual property, as collateral securing the Company’s obligations under the Loan Agreement. The Company’s intellectual property is subject to a negative pledge.
The foregoing description of the Amendment, the Loan Agreement and the Supplemental Amendment Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, including exhibits attached thereto, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01(d)	Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement to Purchase Shares of Common Stock of the Company, dated as of March 27, 2019.

4.2	Warrant Agreement to Purchase Shares of Common Stock of the Company, dated as of March 27, 2019.

10.1
Third Amendment to Loan and Security Agreement, dated as of March 27, 2019 among Tricida Inc., Hercules Capital, Inc. and the several banks and other financial institutions or entities from time to time parties thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICIDA, INC.

Dated: March 28, 2019	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Senior Vice President